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                                                                    Exhibit 4.4

                             FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of September 30, 1998 (this "First Supplemental Indenture"), among Wandel & Goltermann Technologies, Inc. ("WGTI"), Wandel & Goltermann A.T.E. Systems, Inc. ("WGATE"), Wandel & Goltermann, Inc. ("WGI"), W&G Equities, Inc. ("WGE") and The Bank of New York (the "Trustee").

                                W I T N E S S E T H:

     WHEREAS, Wavetek Wandel & Goltermann, Inc., (the "Company"), Wavetek U.S. Inc, as guarantor, and the Trustee executed and delivered an Indenture, dated as of June 11, 1997 (as supplemented hereby, the "Indenture"), to provide for the issuance of $85,000,000 of the Issuer's 10 1/8% Senior Subordinated Notes due June 15, 2007 (the "Notes");

     WHEREAS, on September 30, 1998, WGTI, WGATE, WGI and WGE became Subsidiaries (as defined in the Indenture) of the Company;

     WHEREAS, pursuant to Section 4.16 and Section 10.02 of the Indenture, WGTI, WGATE, WGI and WGE are required to become Subsidiary Guarantors (as defined in the Indenture) under the Indenture and execute and deliver Subsidiary Guarantees (as defined in the Indenture);

     NOW, THEREFORE, each party agrees as follows for the benefit of each other and for the equal ratable benefit of the holders of the Notes:

     1. SUBSIDIARY GUARANTEE. Each of WGTI, WGATE, WGI and WGE agrees to execute and deliver a Subsidiary Guarantee and agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor. The obligations of each Subsidiary Guarantor to the holders of the Notes and to the Trustee pursuant to the Indenture are set forth in Article 10 of the Indenture, which terms are incorporated herein by reference.

     2. CONFIRMATION OF INDENTURE. The Indenture, as heretofore supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     3. CONCERNING THE TRUSTEE. The Trustee assumes no duties, responsibilities or liabilities by reason of this First Supplemental Indenture other than as set forth in the Indenture and, in carrying out its responsibilities hereunder, shall have all of the rights, protections and immunities which it possesses under the Indenture.

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     4.   GOVERNING LAW.  This First Supplemental Indenture and the Subsidiary
Guarantee shall be governed by and construed in accordance with the law of the State of New York.

     5. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, and the Subsidiary Guarantors have caused the corporate seal of the company to be hereunto affixed and attested, as of the day and year first above written.


                                       WANDEL & GOLTERMANN TECHNOLOGIES, INC.

     [seal]
                                       By: /s/ BERT KUTHE
                                           ----------------------------------
                                           Name: Bert Kuthe
                                           Title: Vice President and Secretary
Attest:


/s/ Daniel Hunt
------------------------------------
Name: Daniel Hunt
Title: Assistant Secretary


                                       WANDEL & GOLTERMANN A.T.E. SYSTEMS, INC.

     [seal]
                                       By: /s/ BERT KUTHE
                                           ----------------------------------
                                           Name: Bert Kuthe
                                           Title: Vice President and Secretary
Attest:


/s/ Daniel L. Troutman
------------------------------------
Name: Daniel L. Troutman
Title: Treasurer






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

                                       WANDEL & GOLTERMANN, INC.

     [seal]
                                       By: /s/ BERT KUTHE
                                           -----------------------------------
                                           Name: Bert Kuthe
                                           Title: Vice President and Secretary
Attest:


/s/ Daniel Hunt
----------------------------------
Name: Daniel Hunt
Title: Assistant Secretary


                                       W&G EQUITIES, INC.

     [seal]
                                       By: /s/ BERT KUTHE
                                           ----------------------------------
                                           Name: Bert Kuthe
                                           Title: President
Attest:


/s/ Daniel Hunt
----------------------------------
Name: Daniel Hunt
Title: Vice President


                                       THE BANK OF NEW YORK


                                       By: /s/ Thomas C. Knight
                                           ----------------------------------
                                           Name:  Thomas C. Knight
                                           Title: Assistant Vice President



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